Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

Supplemental Information

March 31, 2005

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Current Report on Form 8-K filed on March 2, 2005, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that any redevelopment or renovation project that we do pursue may not perform as anticipated;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that we may have environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and the risks contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2005.

NEWS RELEASE	Federal Realty Investment Trust 1626 East Jefferson Street Rockville, MD 20852 www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Andrew Blocher	Suzanne O’Neill
Vice President, Capital Markets & Investor Relations	Manager, Investor Relations
301/998-8166	301/998-8358
ablocher@federalrealty.com	soneill@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST REPORTS FIRST QUARTER 2005

OPERATING RESULTS

Aggressive Leasing and Increased Occupancy Drive Strong Internal Growth

ROCKVILLE, Md. (May 4, 2005) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its first quarter ended March 31, 2005.

•	Funds from operations available for common shareholders (FFO) per diluted share was $0.74 and net income available for common shareholders per diluted share was $0.40 for the quarter ended March 31, 2005 versus $0.69 and $0.28 for first quarter 2004.

•	When compared to first quarter 2004, same-center property operating income increased 6.3% including redevelopments and expansions.

•	Rent increases on lease rollovers for retail space for which there was a prior tenant were 14% on a cash-basis and 25% on a GAAP-basis for the quarter ended March 31, 2005.

•	The Trust’s portfolio was 95.1% leased as of March 31, 2005.

•	Federal Realty increased guidance for 2005 FFO per diluted share to a range of $3.03 to $3.05 and net income available for common shareholders per diluted share of $1.43 to $1.45.

Financial Results

Federal Realty reported FFO of $39.3 million, or $0.74 per diluted share, in first quarter 2005. This compares to FFO of $34.8 million, or $0.69 per diluted share, reported in first quarter 2004, which included $1.1 million ($0.02 per diluted share) of insurance recovery for lost income from the Santana Row fire. Net income available for common shareholders was $21.1 million, and net income available for common shareholders per diluted share was $0.40 for the quarter ended March 31, 2005, versus $14.4 million and $0.28, respectively, for the first quarter of 2004.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO available for common shareholders and FFO per diluted share

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FEDERAL REALTY INVESTMENT TRUST REPORTS

FIRST QUARTER 2005 OPERATING RESULTS

May 4, 2005

to net income available for common shareholders and net income available for common shareholders per diluted share, respectively, is attached to this press release.

Portfolio Results

On a same-center basis, including redevelopment and expansion properties, property operating income increased 6.3% over first quarter 2004, the highest such growth in the last 12 quarters. When redevelopment and expansion properties are excluded from the same-center results, property operating income increased 4.7% from first quarter 2004.

Overall, the Trust’s portfolio was 95.1% leased as of March 31, 2005, compared to 93.3% on March 31, 2004. Federal Realty’s same-center portfolio was 96.5% leased on March 31, 2005, compared to 96.1% on March 31, 2004.

During the first quarter of 2005, the Trust signed 60 leases for approximately 257,000 square feet of retail space. On a comparable space basis (i.e. spaces for which there was a former tenant), the Trust leased 225,000 square feet at a weighted-average cash-basis contractual rent increase per square foot (i.e. excluding the impact of straight-line rents) of 14%. The weighted-average contractual rent on this comparable space for the first year of the new lease is $25.88 per square foot compared to the weighted-average contractual rent of $22.61 per square foot for the last year of the prior lease. The previous weighted-average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e. including the impact of straight-line rents), rent increases per square foot for comparable retail space were 25% for the first quarter of 2005. As of March 31, 2005, Federal Realty’s weighted-average contractual rent for retail and commercial space in its portfolio is $18.25 per square foot.

“The significant increase in our internal growth rate this quarter reflects continued aggressive leasing of our portfolio combined with occupancy improvements both in our same-center portfolio as well as at our redevelopment properties,” commented Donald Wood, Federal Realty’s President and Chief Executive Officer. “Continued strong internal growth and our ability to create significant additional value from our core portfolio, through our large redevelopment pipeline and through the improving performance and potential condominium sales at Santana Row, are the foundation for Federal Realty to provide well-balanced, risk-adjusted growth in the future.”

At Santana Row, Federal Realty’s mixed-use community in San Jose, Calif., 94.3% of the retail space was leased to 106 tenants, with 100 stores open and operating as of March 31, 2005. As previously announced, Federal Realty is pursuing the potential sale of up to 219 residential condominiums in buildings three, four and six at Santana Row. To facilitate the sale of these units, the Trust is allowing residential units in these buildings

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FEDERAL REALTY INVESTMENT TRUST REPORTS

FIRST QUARTER 2005 OPERATING RESULTS

May 4, 2005

to remain vacant upon the expiration of leases, and as a result, as of March 31, 2005, 91% of the 255 existing residential units were leased. Initial occupancy of the 256 residential rental units on the podium of building seven commenced in April 2005, with lease-up expected to continue through mid-2006.

Guidance

Federal Realty today increased guidance for 2005 FFO per diluted share to a range of $3.03 to $3.05, and net income available for common shareholders per diluted share to $1.43 to $1.45.

Summary of Other Quarterly Activities and Recent Developments

•	March 1, 2005 – Federal Realty acquired Assembly Square Mall and an adjacent 220,000 square foot retail/industrial complex for $64 million. The properties are located in the City of Somerville, Mass., the most densely populated community in New England, just 1.5 miles from Boston’s financial and commercial districts and easily accessible from I-93. Federal Realty anticipates investing significant efforts in the master planning of the site, which could provide investment opportunities for the Trust over the next ten years.

•	March 3, 2005 – Federal Realty announced that its Board of Trustees declared a regular quarterly cash dividend of $0.505 per share on its common shares, resulting in an indicated annual rate of $2.02 per share.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its first quarter 2005 earnings conference call, which is scheduled for May 5, 2005, at 11 a.m. Eastern Daylight Time. To participate, please call (888) 566-5771 five to ten minutes prior to the call’s start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available for 30 days by dialing (866) 448-4809.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 17.4 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 0.5 million square feet of retail space through its joint venture with Clarion Lion Properties Fund in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture

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FEDERAL REALTY INVESTMENT TRUST REPORTS

FIRST QUARTER 2005 OPERATING RESULTS

May 4, 2005

properties) was 95.1% leased to national, regional, and local retailers as of March 31, 2005, with no single tenant accounting for more than 2.3% of rental revenue. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 37 consecutive years, the longest consecutive record in the REIT industry. Shares of Federal Realty are traded on the NYSE under the symbol FRT.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Current Report on Form 8-K filed on March 2, 2005, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that any redevelopment or renovation project that we do pursue may not perform as anticipated;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that we may have environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and the risks contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2005.

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Federal Realty Investment Trust

Summarized Operating Results

March 31, 2005

Financial Highlights

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2005	2004
CONSOLIDATED OPERATING RESULTS
Revenues
Rental income	$100,220	$90,983
Other property income	2,006	2,172
Mortgage interest income	1,281	1,077

	103,507	94,232
Expenses
Rental	23,513	21,949
Real estate taxes	9,777	9,066
General and Administrative	4,503	4,182
Depreciation and amortization	22,538	20,266

	60,331	55,463

Operating income	43,176	38,769
Other interest income	391	361
Interest expense	(22,063)	(21,319)
Income from real estate partnership	71	—
Minority interests	(1,516)	(1,189)

Income from continuing operations	20,059	16,622
Discontinued operations
Operating (loss) income from discontinued operations	(344)	567
Gain on sale of real estate	4,282	57

Results from operations of discontinued assets	3,938	624

Net Income	23,997	17,246
Dividends on preferred stock	(2,869)	(2,869)

Net income available for common shareholders	$21,128	$14,377

FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS
Net income	$23,997	$17,246
Gain on sale of real estate	(4,282)	(57)
Depreciation and amortization of real estate assets	20,519	18,726
Depreciation on real estate partnership	156	—
Amortization of initial direct costs of leases	1,626	1,498

Funds from operations	42,016	37,413
Dividends on preferred stock	(2,869)	(2,869)
Income attributable to operating partnership units	158	235

Funds from operations available for common shareholders	39,305	34,779

Weighted average number of common shares, diluted	53,179	50,613

Funds from operations available for common shareholders per diluted share	$0.74	$0.69

NET INCOME PER COMMON SHARE, BASIC
Income from continuing operations available for common shareholders	$0.33	$0.28
(Loss) income from discontinued operations	(0.01)	0.01
Gain on sale of real estate	0.08	0.00

Net income available for common shareholders, basic	$0.40	$0.29

Weighted average number of common shares, basic	52,190	49,163

NET INCOME PER COMMON SHARE, DILUTED
Income from continuing operations available for common shareholders	$0.33	$0.27
(Loss) income from discontinued operations	(0.01)	0.01
Gain on sale of real estate	0.08	0.00

Net income available for common shareholders, diluted	$0.40	$0.28

Weighted average number of common shares, diluted	53,179	50,613

Federal Realty Investment Trust

Summarized Balance Sheets

March 31, 2005

Financial Highlights

(in thousands)

	March 31, 2005	December 31, 2004
	(unaudited)
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost	$2,740,608	$2,666,276
Less accumulated depreciation and amortization	(612,605)	(595,338)

Net real estate investments	2,128,003	2,070,938
Cash and cash equivalents	27,645	30,475
Accounts and notes receivable	41,039	34,849
Mortgage notes receivable	42,834	42,909
Investment in real estate partnership	9,496	9,631
Other assets	78,308	78,094

TOTAL ASSETS	$2,327,325	$2,266,896

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Obligations under capital leases and mortgage notes	$409,840	$410,885
Notes payable	381,382	325,051
Senior notes and debentures	568,263	568,121
Other liabilities	147,498	153,351

Total liabilities	1,506,983	1,457,408
Minority interests	19,511	18,954
Shareholders’ equity
Preferred stock	135,000	135,000
Common shares and other shareholders’ equity	665,831	655,534

Total shareholders’ equity	800,831	790,534

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,327,325	$2,266,896

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

March 31, 2005

	Three Months Ended
	March 31, 2005	March 31, 2004
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$23,997	$17,246
Gain on sale of real estate	(4,282)	(57)
Depreciation and amortization of real estate assets	20,519	18,726
Depreciation on real estate partnership	156	—
Amortization of initial direct costs of leases	1,626	1,498

Funds from operations	42,016	37,413
Dividends on preferred stock	(2,869)	(2,869)
Income attributable to operating partnership units	158	235

Funds from operations available for common shareholders (2)	$39,305	$34,779

Weighted average number of common shares, diluted	53,179	50,613
Funds from operations available for common shareholders per diluted share (2)	$0.74	$0.69

Summary of Capital Expenditures
Non-maintenance capital expenditures
Acquisition related (3)	$9,256	$7,287
Development, redevelopment and expansions	9,236	11,689
Tenant improvements and incentives	2,209	7,949

Total non-maintenance capital expenditures	20,701	26,925
Maintenance capital expenditures	707	2,807

Total capital expenditures	$21,408	$29,732

Dividends and Payout Ratios
Common dividends declared	$26,506	$24,167
Dividend payout ratio % - FFO	67%	69%

Notes:

(1)	See Glossary of Terms.

(2)	For the three months ended March 31, 2004, includes $1.1 million ($.02 per share) for Santana Row fire insurance proceeds. For the three months ended March 31, 2005, the amount of insurance proceeds were insignificant and had no per share impact.

(3)	Capital expenditures related to properties acquired in the last two years for which non-maintenance expenditures were planned at the time of the acquisition underwriting.

Federal Realty Investment Trust

Market Data / Capital Availability

March 31, 2005

	As of
	March 31, 2005	March 31, 2004
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	52,493	49,320
Market price per common share	$48.35	$46.20

Common equity market capitalization	$2,538,037	$2,278,584
Series B preferred shares outstanding	5,400	5,400
Market price per Series B preferred share	$26.50	$27.64

Preferred equity market capitalization	$143,100	$149,256

Equity market capitalization	$2,681,137	$2,427,840
Total debt (2)	1,359,485	1,410,565

Total market capitalization	$4,040,622	$3,838,405

Total debt to market capitalization	34%	37%
Total debt to market capitalization at constant common share price of $46.20	35%	37%
Fixed rate debt ratio:
Fixed rate debt	83%	81%
Variable rate debt	17%	19%

	100%	100%

Capital availability:
Cash on hand	$27,645	$27,940
Available capacity under line of credit	180,000	135,000
Available for issuance under shelf registration statement	225,000	325,000

	$432,645	$487,940

Notes:

(1)	Consists of 53,972,962 shares issued net of 1,480,202 shares held in Treasury as of March 31, 2005. As of March 31, 2004, consists of 50,790,678 shares issued net of 1,470,275 shares held in Treasury. Amounts do not include 449,325 and 842,455 Operating Units outstanding at March 31, 2005 and March 31, 2004, respectively.

(2)	Total debt includes capital leases and mortgages payable, notes payable, and senior notes and debentures. It does not include the $14.2 million which is the Trust’s 30% share of the total $47.2 million debt of the partnership with Clarion Lion Properties Fund.

Federal Realty Investment Trust

Components of Rental Income

March 31, 2005

	Three months ended March 31,
	2005	2004
Components of Rental Income
Minimum rents
Retail and commercial properties (1)	$73,656	$67,753
Residential (2)	3,209	2,976
Cost reimbursements	20,093	17,423
Percentage rents	1,797	1,361
Other rental income	1,465	1,470

Total rental income	$100,220	$90,983

Notes:

(1)	For the three months ended March 31, 2005 and March 31, 2004, minimum rents include $2.1 million and $0.9 million, respectively, to recognize rent on a straight-line basis and $0.4 million and $0.2 million, respectively, to recognize income for market lease adjustments on acquired properties in accordance with SFAS 141. Minimum rents include fire insurance proceeds attributable to rental income lost at Santana Row as a result of the August 2002 fire of $1.1 million for the first three months of 2004. For 2005, the amount of insurance proceeds was insignificant.

(2)	Residential minimum rents comprise the rents at Rollingwood Apartments, The Crest at Congressional Apartments and the residential units at Santana Row.

Federal Realty Investment Trust

Summary of Outstanding Debt

March 31, 2005

	Maturity	Interest Rate as of March 31, 2005			Balance
					(in thousands)
Mortgage Loans (a)
Secured Fixed Rate
Leesburg Plaza	10/01/08	6.510%			$9,900
164 E Houston Street	10/06/08	7.500%			179
Mercer Mall	09/01/09	8.375%			4,623
Federal Plaza	06/01/11	6.750%			35,009
Tyson’s Station	09/01/11	7.400%			6,602
Barracks Road	11/01/15	7.950%			43,598
Brick Plaza	11/01/15	7.415%			32,427
Hauppauge	11/01/15	7.950%			16,435
Lawrence Park	11/01/15	7.950%			30,902
Wildwood	11/01/15	7.950%			27,162
Wynnewood	11/01/15	7.950%			31,493
Mount Vernon	04/15/28	5.660%	(b	)	12,762

					$251,092

Notes Payable
Unsecured Fixed Rate
Perring Plaza Renovation	01/31/13	10.000%			$1,937
Other	various	various			45
Unsecured Variable Rate
Revolving credit facility	10/08/06	LIBOR + .75%	(c	)	120,000
Term note with banks	10/08/06	LIBOR + .95%			100,000
Term note with banks	10/08/08	LIBOR + .95%	(d	)	150,000
Escondido (Municipal bonds)	10/01/16	2.710%	(e	)	9,400

					$381,382

Notes and Debentures
Unsecured Fixed Rate
6.625% Notes (fixed)	12/01/05	6.625%			$40,000
6.99% Medium Term Notes	03/10/06	6.894%	(f	)	40,500
6.125% Notes	11/15/07	6.325%	(g	)	150,000
8.75% Notes	12/01/09	8.750%			175,000
4.50% Notes	02/15/11	4.500%			75,000
7.48% Debentures	08/15/26	7.480%			50,000
6.82% Medium Term Notes	08/01/27	6.820%			40,000

Subtotal					570,500
Less: Unamortized Debt Discount					(2,237)

					$568,263

Capital Lease Obligations
	Various through 2077		(h)		$158,748

Total Fixed and Variable Rate Debt					1,359,485

							Average annualized interest rate
Total fixed rate debt					$1,130,085	83.13%	6.92%
Total variable rate debt			(i	)	229,400	16.87%	2.18%

TOTAL DEBT AND CAPITAL LEASES					$1,359,485	100.00%	6.12%

		Three months ended March 31,
		2005	2004
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends	(j)	2.60	2.27
Ratio of Adjusted EBITDA to combined fixed charges and preferred share dividends	(j)	2.43	2.27

Notes:

(a)	Mortgage loans do not include the Trust’s 30% share ($14.2 million) of the $47.2 million debt of the partnership with Clarion Lion Properties Fund.

(b)	The lender has the option to call the loan on April 15, 2013 or anytime thereafter.

(c)	A $300 million three-year revolving credit facility, with a one-year extension option. The weighted average effective rate for the quarter was 3.31%.

(d)	In January 2004, the Trust purchased an interest rate swap on this note thereby locking in the LIBOR portion of the interest rate at 2.401% through October 2006.

(e)	The bonds bear interest at a variable rate determined weekly to be the interest rate which would enable the bonds to be remarketed at 100% of their principal amount. The weighted average interest rate for the three months ended March 31, 2005 was 2.71%.

(f)	The Trust purchased interest rate swaps at issuance, thereby reducing the effective interest on these notes.

(g)	The Trust purchased an interest rate lock to hedge this note offering. A loss of $1.5 million associated with this hedge is being amortized into the note offering thereby increasing the effective interest rate on these notes to 6.325%.

(h)	The average annualized interest rate on capital lease obligations as of March 31, 2005 is 8.86% on a basis of minimum rent and 11.15% including performance- based participation rent paid by the Trust.

(i)	Average annualized interest rate on variable rate debt as of March 31, 2005.

(j)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount and expense and the portion of rent expense representing an interest factor. Preferred share dividends consist of dividends paid on outstanding Series B preferred shares. Adjusted EBITDA is defined and reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust

Summary of Debt Maturities

March 31, 2005

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2005	$3,270	$40,000	$43,270		3.2%	3.2%
2006	5,037	260,500	265,537	(1)	19.5%	22.7%
2007	5,436	149,343	154,779		11.4%	34.1%
2008	5,828	159,542	165,370		12.2%	46.3%
2009	6,164	178,385	184,549		13.6%	59.9%
2010	6,639	—	6,639		0.5%	60.4%
2011	6,670	111,655	118,325		8.7%	69.1%
2012	6,801	—	6,801		0.5%	69.6%
2013	5,361	—	5,361		0.4%	70.0%
2014	5,771	—	5,771		0.4%	70.4%
Thereafter	157,877	245,206	403,083		29.6%	100.0%

Total	$214,854	$1,144,631	$1,359,485		100.0%

Note:

(1)	Maturities in 2006 include a $100 million term loan and $120 million drawn under the Trust’s $300 million three-year revolving credit facility.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

March 31, 2005

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2005 (3)
Bala Cynwyd	Philadelphia, PA	Grocer re-location and expansion and re-tenanting (new health club)	>20%	$6	$5
Andorra	Philadelphia, PA	Re-tenanting (new health club)	12%	5	4
Pan Am	Fairfax, VA	Grocer expansion, small shop re-tenanting and site improvements	6%	2	2
Greenlawn Plaza	Greenlawn, NY	Re-tenanting and new pad site (child care)	>20%	2	2
Bristol Plaza	Bristol, CT	Grocer relocation, canopy and façade renovation	10%	2	<1
Brunswick	North Brunswick, NJ	Re-tenanting (new health club)	11%	2	2
Rutgers Plaza	Franklin, NJ	Grocer re-location and expansion and backfill of existing grocer space	20%	1	<1
Lancaster	Lancaster, PA	New pad site (bank)	12%	1	<1

Subtotal: Projects Anticipated to Stabilize in 2005 (3) (4)			17%	$21	$15

Projects Anticipated to Stabilize in 2006 (3)
Santana Phase IV	San Jose, CA	Building seven residential re-build	11%	$62	$36
Mount Vernon /South Valley	Alexandria, VA	Grocer expansion, anchor & small shop re-tenanting, four new “main street” buildings and a bank pad	10%	37	6
Mercer Mall	Lawrenceville, NJ	Demolish, redevelop and re-tenant	12%	26	12
Leesburg Plaza	Leesburg, VA	Re-demise the former Kmart & Peebles buildings, re-tenant, and add three pad sites	13%	14	4
Village at Shirlington	Arlington, VA	New ground floor retail and parking garage	10%	6	0
Brick Plaza	Brick, NJ	Re-tenanting (electronics)	9%	2	2
Hauppauge Shopping Center	Hauppauge, NY	Pad site re-tenanting (restaurant)	14%	<1	<1

Subtotal: Projects Anticipated to Stabilize in 2006 (3) (4)			11%	$147	$59

Total: Projects Anticipated to Stabilize in 2005 and 2006 (3) (4)			12%	$168	$74

Redevelopments anticipated to stabilize in 2007 and 2008 include the final phase of Bethesda Row, Galaxy Building, Rockville Town Square, Shops at Willow Lawn, Loehmann’s Plaza, and Flourtown representing $150 million to $200 million of redevelopment capital. Projects anticipated to stabilize after 2008 include future phases of Santana Row, redevelopment phases of Assembly Square, and future phases of Bala Cynwyd. (3) (5)

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.

(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent previously being paid for the redevelopment space or space taken out of service as a result of the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property. ROI for Mount Vernon/South Valley and Mercer Mall (properties acquired on the basis of redevelopment potential) are calculated as the increase in POI between acquisition and stabilization divided by the increase in cost basis between acquisition and stabilization.

(3)	Anticipated Stabilization is the year in which 95% occupancy of the redeveloped space is anticipated to be achieved. Individual items may not add up to total as a result of rounding.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

Santana Row Summary (1)

March 31, 2005

	Description	Leased	Comments
Operational - Phase I, II and III (2)
Retail	558,000 sf	94%	New store openings from January through May 2005 include Brooks Brothers, Tumi, and Thea.

Residential	255 units	91%	219 loft and villa units are planned for sale as condominiums with the first sales expected in summer 2005. Units in buildings three, four and six are being allowed to remain vacant as leases expire to facilitate condominium sales. 36 townhouse units (building eight) will remain as rentals.

In Progress (3)
Residential - for rent Phase IV	256 units	n/a	256 rental units being built on the building seven podium. Initial occupancy commenced in April 2005 with lease-up expected to continue through mid-2006. As of May 1, 2005, 40 units have been leased at an average rental rate of $2.53 per square foot per month. Projected cost of $62 million is expected to yield 11% upon stabilization in 2006.

Residential -for sale	219 units	n/a	Currently seeking approval from the California Department of Real Estate to sell 219 loft and villa units as condominiums, with sales expected to start in summer 2005.

Future (4)
Retail	125,000 sf	n/a	Currently being master planned.

Residential	690 units	n/a	Currently being master planned.

Hotel	187 rooms	n/a	Currently being master planned.

Notes:

(1)	All costs are projected final costs. Yield represents stabilized projected Property Operating Income (POI) divided by projected costs.

(2)	The portions of the property currently open and operating which include luxury and lifestyle retail components, loft, townhome and villa residential units, and the 213-room Hotel Valencia Santana Row. $480 million projected final cost (net of $129 million of fire insurance proceeds, $11 million of which was recognized as income in 2003 and 2004) is expected to yield 6% upon stabilization in 2005.

(3)	Developments and other significant activities being actively pursued at Santana Row.

(4)	Remaining entitlements for development or sale.

Federal Realty Investment Trust

2005 Acquisitions and Dispositions

Through March 31, 2005

Federal Realty Investment Trust Acquisitions

Date	Property	City / State	GLA	Purchase price	Anchor tenants
				(in thousands)
March 1, 2005	Assembly Square/Sturtevant Street	Somerville, MA	551,233	$63,900	K-Mart / Good Times Emporium (1)

Federal Realty Investment Trust Dispositions

Date	Property	City /State	GLA	Sales price
				(in thousands)
February 15, 2005	420 South Mill Avenue	Tempe, AZ	15,966	$7,385
February 15, 2005	501 South Mill Avenue	Tempe, AZ	24,013	$6,265
Various	Other			$501

	Total		39,979	$14,151

Note:

(1)	Leases signed at acquisition included, TJ Maxx, Bed, Bath & Beyond, Staples, Sports Authority and AC Moore, who were not occupying space at March 31, 2005.

Federal Realty Investment Trust

Real Estate Status Report

March 31, 2005

Property Name	MSA Description	Year Acquired	Total Investment		Ownership Percentage	GLA (1)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (2)	Grocery Anchor (2)	Other Principal Tenants
			(in thousands)					(in thousands)
East Region

Washington Metropolitan Area
Bethesda Row	Washington, DC-MD-VA	1993-98	81,566		(3)	440,000	98%	12,575	40,000	Giant Food	Barnes & Noble / Landmark Theater
Congressional Plaza	Washington, DC-MD-VA	1965	67,105	(4)	64.1%	334,000	98%		28,000	Whole Foods	Buy Buy Baby / Container Store / Tower Records
Courthouse Center	Washington, DC-MD-VA	1997	7,604		(5)	38,000	100%
Falls Plaza	Washington, DC-MD-VA	1967	8,148		100.0%	73,000	100%		51,000	Giant Food
Falls Plaza-East	Washington, DC-MD-VA	1972	3,395		100.0%	71,000	100%				CVS / Staples
Federal Plaza	Washington, DC-MD-VA	1989	62,116		100.0%	247,000	100%	35,009			TJ Maxx / CompUSA / Ross
Friendship Center	Washington, DC-MD-VA	2001	33,309		100.0%	119,000	100%				Borders / Linens ’n Things / Maggiano’s
Gaithersburg Square	Washington, DC-MD-VA	1993	23,967		100.0%	215,000	90%				Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza	Washington, DC-MD-VA	1994	15,021		100.0%	73,000	99%		30,000	Whole Foods
Laurel	Washington, DC-MD-VA	1986	46,251		99.9%	387,000	98%		61,000	Giant Food	Marshalls / Toys R Us
Leesburg Plaza	Washington, DC-MD-VA	1998	22,705		(5)	235,000	92%	9,900	55,000	Giant Food	Pier One / Office Depot
Loehmann’s Plaza	Washington, DC-MD-VA	1983	40,213		100.0%	251,000	99%				Bally’s / Linens ’n Things / Loehmann’s
Mid-Pike Plaza	Washington, DC-MD-VA	1982	17,280		(6)	309,000	100%	10,041			Linens ’n Things / Toys R Us / Bally’s / AC Moore / Filene’s Basement
Mount Vernon	Washington, DC-MD-VA	2003	26,272		(5)	236,000	95%	12,762	54,000	Shoppers Food Warehouse
Old Keene Mill	Washington, DC-MD-VA	1976	5,173		100.0%	92,000	97%		24,000	Whole Foods
Pan Am	Washington, DC-MD-VA	1993	26,895		100.0%	227,000	100%		63,000	Safeway	Micro Center / Michaels
Pentagon Row	Washington, DC-MD-VA	1999	87,360		100.0%	296,000	98%		45,000	Harris Teeter	Bally’s / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7	Washington, DC-MD-VA	1997	33,609		100.0%	164,000	100%				Staples / TJ Maxx / Tower Records
Quince Orchard	Washington, DC-MD-VA	1993	19,783		100.0%	252,000	99%		24,000	Magruders	Circuit City / Staples
Rockville Town Square	Washington, DC-MD-VA	N/A	3,086		(7)	N/A	N/A			Magruders (signed)
Rollingwood Apartments	Washington, DC-MD-VA	1971	6,730		100.0%	N/A	95%
Sam’s Park & Shop	Washington, DC-MD-VA	1995	12,112		100.0%	51,000	100%				Petco
South Valley	Washington, DC-MD-VA	2003	16,037		(5)	218,000	85%				Home Depot / TJ Maxx
Tower	Washington, DC-MD-VA	1998	18,827		100.0%	109,000	95%				Virginia Fine Wine / Talbots
Tyson’s Station	Washington, DC-MD-VA	1978	3,360		100.0%	50,000	98%	6,602			Trader Joes
Village at Shirlington	Washington, DC-MD-VA	1995	29,193		100.0%	204,000	97%				Cineplex Odeon / Carlyle Grand Café
Wildwood	Washington, DC-MD-VA	1969	17,495		100.0%	86,000	100%	27,163	20,000	Balducci’s	CVS

	Total Washington Metropolitan Area		734,612			4,777,000	97%

New York / New Jersey
Allwood	Bergen-Passaic, NJ	1988	4,298		(6)	52,000	100%	3,485	25,000	Stop & Shop	Mandee Shop
Blue Star	Middlesex-Somerset-Hunterdon, NJ	1988	39,856		(6)	407,000	100%	26,600	43,000	Shop Rite	Kohl’s / Michaels / Toys R Us / Marshalls
Brick Plaza	Monmouth-Ocean, NJ	1989	55,301		100.0%	409,000	98%	32,427	66,000	A&P	Loews Theatre / Barnes & Noble / Sports Authority
Brunswick	Middlesex-Somerset-Hunterdon, NJ	1988	23,656		(6)	303,000	95%	11,073	55,000	A&P	A.J. Wright / L.A. Fitness
Clifton	Bergen-Passaic, NJ	1988	5,051		(6)	80,000	96%	3,241			Drug Fair / Dollar Express
Forest Hills	New York, NY	1997	23,985		100.0%	86,000	100%				Midway Theatre / Duane Reade / Gap
Fresh Meadows	New York, NY	1997	65,265		100.0%	403,000	91%				Filene’s Basement / Kohl’s / Cineplex Odeon
Greenlawn Plaza	Nassau-Suffolk, NY	2000	11,962		100.0%	102,000	100%		46,000	Waldbaum’s
Hamilton	Trenton, NJ	1988	8,303		(6)	190,000	100%	4,804	53,000	Shop Rite	AC Moore / Stevens Furniture
Hauppauge	Nassau-Suffolk, NY	1998	26,497		100.0%	131,000	100%	16,435	61,000	Shop Rite	AC Moore
Huntington	Nassau-Suffolk, NY	1988	22,741		(6)	279,000	98%	14,230			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Mercer Mall	Trenton, NJ	2003	87,320		(6)	493,000	96%	59,586	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Rutgers	Middlesex-Somerset-Hunterdon, NJ	1988	15,997		(6)	267,000	100%	12,827	44,000	Stop & Shop	Kmart
Troy	Newark, NJ	1980	20,611		100.0%	202,000	92%		64,000	Pathmark	AC Moore / Comp USA / Toys R Us

	Total New York / New Jersey		410,843			3,404,000	97%

Philadelphia Metropolitan Area
Andorra	Philadelphia, PA-NJ	1988	22,624		99.9%	267,000	100%		24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd	Philadelphia, PA-NJ	1993	25,754		100.0%	281,000	100%		45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle	Philadelphia, PA-NJ	1992	29,097		100.0%	267,000	100%		47,000	Genuardi’s	Bed, Bath & Beyond / Stein Mart
Feasterville	Philadelphia, PA-NJ	1980	11,680		100.0%	111,000	100%		53,000	Genuardi’s	OfficeMax
Flourtown	Philadelphia, PA-NJ	1980	9,139		100.0%	187,000	54%		42,000	Genuardi’s
Langhorne Square	Philadelphia, PA-NJ	1985	17,854		100.0%	216,000	91%		55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park	Philadelphia, PA-NJ	1980	26,342		100.0%	354,000	97%	30,902	53,000	Acme Markets	CHI / TJ Maxx / CVS
Northeast	Philadelphia, PA-NJ	1983	21,953		100.0%	292,000	92%				Burlington Coat / Marshalls / Tower Records
Willow Grove	Philadelphia, PA-NJ	1984	26,325		100.0%	215,000	100%				Barnes & Noble / Marshalls / Toys R Us
Wynnewood	Philadelphia, PA-NJ	1996	35,341		100.0%	255,000	99%	31,493	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

	Total Philadelphia Metropolitan Area		226,109			2,445,000	94%

Boston
Assembly Square/Sturtevant Street	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2005	69,746		100.0%	559,000	100%				Kmart
Dedham Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1993	29,734		100.0%	243,000	98%		80,000	Star Market	Pier One
Queen Anne Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1994	14,807		100.0%	149,000	100%		50,000	Victory Supermarket	TJ Maxx
Saugus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1996	13,430		100.0%	171,000	100%		55,000	Super Stop & Shop	Kmart
Shaw’s Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	4,023		100.0%	75,000	93%		43,000	Shaw’s Supermarket

	Total Boston		131,740			1,197,000	99%

Federal Realty Investment Trust

Real Estate Status Report

March 31, 2005

Property Name	MSA Description	Year Acquired	Total Investment	Ownership Percentage	GLA (1)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (2)	Grocery Anchor (2)	Other Principal Tenants
			(in thousands)				(in thousands)
Chicago
Crossroads	Chicago, IL	1993	22,490	100.0%	173,000	97%				Comp USA / Golfsmith / Guitar Center
Finley Square	Chicago, IL	1995	28,889	100.0%	313,000	99%				Bed, Bath & Beyond / Sports Authority
Garden Market	Chicago, IL	1994	11,117	100.0%	140,000	95%		63,000	Dominick’s	Walgreens
North Lake Commons	Chicago, IL	1994	12,688	100.0%	129,000	100%		77,000	Dominick’s

	Total Chicago		75,184		755,000	98%

East Region - Other
Barracks Road	Charlottesville, VA	1985	40,655	100.0%	483,000	98%	43,598	91,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza	Hartford, CT	1995	22,237	100.0%	277,000	95%		74,000	Stop & Shop	TJ Maxx
Eastgate	Raleigh- Durham- Chapel Hill, NC	1986	16,725	100.0%	159,000	88%		23,000	Earth Fare	Stein Mart
Governor Plaza	Baltimore, MD	1985	18,584	99.9%	269,000	74%				Bally’s / Comp USA / Office Depot
Gratiot Plaza	Detroit, MI	1973	18,019	100.0%	217,000	100%		69,000	Farmer Jacks	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue	New Haven- Bridgeport- Stamford- Waterbury	1995	15,996	100.0%	42,000	100%				Saks Fifth Avenue
Lancaster	Lancaster, PA	1980	10,774	(6)	107,000	100%	4,907	39,000	Giant Food	Michaels
Perring Plaza	Baltimore, MD	1985	26,159	99.9%	401,000	97%		58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
Shops at Willow Lawn	Richmond- Petersburg, VA	1983	61,292	99.9%	488,000	70%		60,000	Kroger	Old Navy / Tower Records / Staples
Winter Park	Orlando, FL	1996	7,303	100.0%	28,000	100%

	Total East Region - Other		237,744		2,471,000	89%
	Total East Region		1,816,232		15,049,000	95%

West Region
California
Colorado Blvd	Los Angeles- Long Beach, CA	1996-1998	16,663	100.0%	69,000	99%				Pottery Barn / Banana Republic
Escondido	San Diego, CA	1996	24,927	70.0%	222,000	99%				Cost Plus / TJ Maxx / Toys R Us
Fifth Ave	San Diego, CA	1996-1997	12,448	(9)	51,000	95%				Urban Outfitters
Hermosa Ave	Los Angeles- Long Beach, CA	1997	4,721	90.0%	23,000	100%
Hollywood Blvd	Los Angeles- Long Beach, CA	1999	24,943	90.0%	150,000	78%				Hollywood Entertainment Museum
Kings Court	San Jose, CA	1998	11,468	(5)	79,000	100%		25,000	Lunardi’s Super Market	Longs Drug Store
Old Town Center	San Jose, CA	1997	33,776	100.0%	95,000	98%				Borders / Gap Kids / Banana Republic
Santana Row (Phase I, II & III)	San Jose, CA	1997	509,507	100.0%	558,000	93%				Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre
Third St Promenade	Los Angeles- Long Beach, CA	1996-2000	75,201	(8)	209,000	98%				J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate	San Jose, CA	2004	113,867	100.0%	640,000	97%		38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street	San Francisco, CA	1997	33,255	100.0%	102,000	66%				Brooks Brothers

	Total California		860,776		2,198,000	94%
West Region - Other
Houston St	San Antonio, TX	1998	63,600	100.0%	171,000	80%	179			Hotel Valencia

	Total West Region		924,376		2,369,000	93%

Total			2,740,608		17,418,000	95%	409,839

Notes:

(1)	Excludes redevelopment square footage not yet in service, Santana Row residential, future phases of Santana Row, Rollingwood and The Crest at Congressional Apartments.

(2)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

(3)	Portion of property subject to capital lease obligation.

(4)	Total investment includes dollars associated with the 146 units of The Crest at Congressional.

(5)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	Property subject to capital lease obligation.

(7)	Currently under contract to acquire the retail square footage upon completion of development.

(8)	Consists of nine properties, eight at 100% and one at 90%.

(9)	Consists of four properties, three at 100% and one at 90%.

Federal Realty Investment Trust

Retail Leasing Summary (1)

March 31, 2005

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2005	34	64%	162,672	$25.43	$22.86	$418,304	11%	22%	7.1	$—	$—
4th Quarter 2004	58	67%	212,409	$25.16	$22.65	$533,083	11%	23%	4.5	$392,568	$1.85
3rd Quarter 2004	42	55%	183,428	$24.44	$19.56	$893,800	25%	39%	6.8	$190,135	$1.04
2nd Quarter 2004	52	63%	219,919	$20.83	$18.35	$544,693	13%	22%	5.3	$529,924	$2.41

Total - 12 months	186	76%	778,428	$23.82	$20.75	$2,389,880	15%	26%	5.9	$1,112,627	$1.43

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2005	19	36%	62,410	$27.05	$21.97	$316,818	23%	36%	8.0	$1,785,819	$28.61
4th Quarter 2004	29	33%	185,703	$18.77	$14.30	$830,620	31%	41%	8.9	$3,616,757	$19.48
3rd Quarter 2004	35	45%	225,497	$21.50	$17.99	$791,958	20%	28%	10.3	$5,302,465	$23.51
2nd Quarter 2004	30	37%	261,186	$19.10	$16.74	$617,736	14%	21%	9.5	$3,694,856	$14.15

Total - 12 months	113	46%	734,796	$20.43	$16.95	$2,557,132	21%	29%	9.4	$14,399,897	$19.60

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2005	53	100%	225,082	$25.88	$22.61	$735,122	14%	25%	7.3	$1,785,819	$7.93
4th Quarter 2004	87	100%	398,112	$22.18	$18.75	$1,363,703	18%	30%	6.2	$4,009,325	$10.07
3rd Quarter 2004	77	100%	408,925	$22.82	$18.69	$1,685,758	22%	33%	8.6	$5,492,600	$13.43
2nd Quarter 2004	82	100%	481,105	$19.89	$17.47	$1,162,429	14%	21%	7.5	$4,224,780	$8.78

Total - 12 months	299	100%	1,513,224	$22.17	$18.90	$4,947,012	17%	27%	7.5	$15,512,524	$10.25

Total Lease Summary - Comparable and Non-comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2005	60	256,897	$25.39	7.5	$2,696,110	$10.49
4th Quarter 2004	96	454,190	$22.78	7.3	$5,187,840	$11.42
3rd Quarter 2004	79	417,534	$23.55	8.7	$5,492,600	$13.15
2nd Quarter 2004	87	495,921	$20.17	7.5	$4,420,832	$8.91

Total - 12 months	322	1,624,542	$22.59	7.8	$17,797,382	$10.96

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.

(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Non-comparable leases represent those leases signed on spaces for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.

(3)	Contractual Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.

(4)	Prior Rent represents Minimum Rent and Percentage Rent paid by the prior tenant in the final 12 months of the term.

(5)	Weighted average is determined on the basis of square footage.

(6)	See Glossary of Terms.

(7)	Renewal leases represent expiring leases rolling over with the same tenant. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

March 31, 2005

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2005	99,000	1%	$12.60	531,000	8%	$21.10	631,000	4%	$19.76
2006	446,000	5%	$10.02	773,000	11%	$24.84	1,219,000	8%	$19.41
2007	942,000	10%	$8.60	1,011,000	15%	$24.05	1,953,000	12%	$16.60
2008	867,000	9%	$11.17	893,000	13%	$22.98	1,759,000	11%	$17.16
2009	1,167,000	13%	$11.74	934,000	14%	$26.62	2,100,000	13%	$18.36
2010	582,000	6%	$12.74	680,000	10%	$23.64	1,262,000	8%	$18.61
2011	410,000	4%	$17.10	550,000	8%	$28.61	959,000	6%	$23.69
2012	540,000	6%	$12.68	405,000	6%	$34.10	945,000	6%	$21.85
2013	633,000	7%	$14.19	258,000	4%	$32.36	891,000	6%	$19.46
2014	651,000	7%	$18.56	279,000	4%	$31.31	930,000	6%	$22.38
Thereafter	2,974,000	32%	$12.93	449,000	7%	$28.09	3,426,000	21%	$14.92

Total (3)	9,311,000	100%	$12.67	6,763,000	100%	$25.94	16,075,000	100%	$18.25

Assumes lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2005	—	0%	$—	378,000	6%	$22.24	378,000	2%	$22.24
2006	54,000	1%	$12.34	442,000	7%	$27.40	495,000	3%	$25.77
2007	162,000	2%	$7.28	578,000	9%	$24.23	741,000	5%	$20.51
2008	255,000	3%	$11.49	573,000	8%	$23.32	828,000	5%	$19.68
2009	244,000	3%	$11.87	551,000	8%	$28.21	795,000	5%	$23.19
2010	142,000	2%	$13.00	420,000	6%	$25.05	563,000	4%	$22.00
2011	61,000	1%	$14.86	523,000	8%	$24.23	584,000	4%	$23.25
2012	245,000	3%	$12.45	435,000	6%	$29.19	680,000	4%	$23.17
2013	224,000	2%	$12.05	328,000	5%	$25.46	553,000	3%	$20.02
2014	304,000	3%	$13.01	398,000	6%	$26.97	702,000	4%	$20.92
Thereafter	7,620,000	82%	$12.84	2,137,000	32%	$26.68	9,756,000	61%	$15.87

Total (3)	9,311,000	100%	$12.67	6,763,000	100%	$25.94	16,075,000	100%	$18.25

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.

(2)	Minimum Rent reflects in-place contractual rent as of March 31, 2005.

(3)	Represents occupied square footage as of March 31, 2005. Individual items may not add up to total as a result of rounding.

Federal Realty Investment Trust

Portfolio Leased Statistics

March 31, 2005

Overall Portfolio Statistics (1)

	At March 31, 2005			At March 31, 2004
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2)	17,418,000	16,558,000	95.1%	16,781,000	15,658,000	93.3%
Residential Properties (3)	683	641	93.9%	683	653	95.6%

Same Center Statistics (1)

	At March 31, 2005			At March 31, 2004
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4)	12,344,000	11,913,000	96.5%	12,262,000	11,781,000	96.1%
Residential Properties (3)	428	406	94.9%	428	411	96.0%

Notes:

(1)	See Glossary of Terms.

(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.

(3)	Includes Rollingwood, Santana Row residential and The Crest at Congressional Apartments for overall portfolio. Does not include Santana Row residential for Same Center.

(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

March 31, 2005

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Safeway, Inc.	$6,510,000		2.22%	472,000		2.71%	8
2	Gap, Inc.	$6,460,000		2.20%	224,000		1.28%	11
3	Ahold USA, Inc.	$6,159,000		2.10%	502,000		2.88%	10
4	Bed, Bath & Beyond, Inc.	$5,619,000		1.91%	396,000		2.27%	9
5	TJX Companies	$4,234,000		1.44%	454,000		2.61%	14
6	Barnes & Noble, Inc.	$3,697,000		1.26%	174,000		1.00%	7
7	CVS Corporation	$3,623,000		1.23%	150,000		0.86%	14
8	Best Buy Stores, L.P.	$3,530,000		1.20%	101,000		0.58%	3
9	Wakefern Food Corporation	$3,077,000		1.05%	232,000		1.33%	4
10	Retail Ventures (DSW/Filene’s Basement)	$2,994,000		1.02%	153,000		0.88%	5
11	Borders Group, Inc.	$2,780,000		0.95%	129,000		0.74%	5
12	OPNET Technologies, Inc.	$2,552,000		0.87%	60,000		0.35%	1
13	Michaels Stores, Inc.	$2,512,000		0.86%	165,000		0.95%	8
14	MTS, Inc. (Tower Records)	$2,441,000		0.83%	91,000		0.52%	5
15	Great Atlantic & Pacific Tea Co	$2,380,000		0.81%	236,000		1.36%	4
16	CompUSA, Inc.	$2,371,000		0.81%	134,000		0.77%	5
17	The Container Store, Inc.	$2,280,000		0.78%	52,000		0.30%	2
18	Dress Barn, Inc.	$2,246,000		0.77%	109,000		0.63%	15
19	Home Depot, Inc.	$2,207,000		0.75%	218,000		1.25%	3
20	Albertsons, Inc.	$2,147,000		0.73%	245,000		1.41%	5
21	Dollar Tree Stores, Inc.	$2,112,000		0.72%	162,000		0.93%	16
22	Office Depot, Inc.	$2,108,000		0.72%	142,000		0.82%	6
23	Bally’s Health & Tennis	$2,095,000		0.71%	156,000		0.89%	5
24	Toys R Us, Inc.	$2,079,000		0.71%	259,000		1.49%	7
25	Staples, Inc.	$2,004,000		0.68%	106,000		0.61%	6

	Totals - Top 25 Tenants	$80,217,000		27.34%	5,122,000		29.41%	178

	Total:	$293,429,000	(1)		17,418,000	(2)		2,182

Notes:

(1)	Reflects annual in-place contractual rent as of March 31, 2005.

(2)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of 2005 Net Income to 2005 FFO Guidance

March 31, 2005

($ millions except per share amounts)(1)

	Forecast
		to
Net income	$88		$89
Gain on sale of real estate	(4)		(4)
Depreciation and amortization of real estate & joint venture assets	82		82
Amortization of initial direct costs of leases	7		7

Funds from operations	172		173
Income attributable to operating partnership units	1		1
Dividends on preferred stock	(11)		(11)

Funds from operations available for common shareholders	162	to	163

Weighted Average Shares (diluted)	53.3

Funds from operations available for common shareholders per diluted share	$3.03		$3.05

Note:

(1)	Individual items may not add up to total as a result of rounding.

Federal Realty Investment Trust

Joint Venture Activity

March 31, 2005

Clarion Lion Properties Fund

Federal Realty Investment Trust

Summarized Operating Results and Balance Sheet - Joint Venture

March 31, 2005

Financial Highlights

(in thousands)

Three months ended March 31, 2005
CONSOLIDATED OPERATING RESULTS
Revenues
Rental income	$2,036
Other property income	14

2,050
Expenses
Rental	511
Real estate taxes	161
Depreciation and amortization	521

1,193

Operating income	857
Interest expense	(620)

Net Income	237

CONSOLIDATED BALANCE SHEET

March 31, 2005
ASSETS
Real estate, at cost	$80,989
Less accumulated depreciation and amortization	(1,147)

Net real estate investments	79,842
Cash and cash equivalents	1,972
Accounts receivable	490
Other assets	2,750

TOTAL ASSETS	$85,054

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Mortgages	$47,225
Other liabilities	6,176

Total liabilities	53,401
Partners’ Capital	31,653

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$85,054

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

March 31, 2005

OUTSTANDING DEBT

	Maturity	Interest Rate as of March 31, 2005		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate
Campus Plaza	12/01/09	4.530	%(a)	$11,000
Pleasant Shops	12/01/09	4.530	%(a)	12,400
Plaza del Mercado	07/05/14	5.770	%(b)	13,325
Atlantic Plaza	12/01/14	5.120	%(a)	10,500

Total Fixed Rate Debt				$47,225

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2005	—	—	—	—	—
2006	—	—	—	—	—
2007	70	—	70	0.2%	0.2%
2008	175	—	175	0.4%	0.6%
2009	185	23,400	23,585	49.9%	50.5%
2010	196	—	196	0.4%	50.9%
2011	208	—	208	0.4%	51.3%
2012	220	—	220	0.5%	51.8%
2013	233	—	233	0.5%	52.3%
2014	142	22,396	22,538	47.7%	100.0%

Total	$1,429	$45,796	$47,225	100.00%

Notes:

(a)	Interest only until maturity.

(b)	Loan is interest only until July 5, 2007, after which principal and interest payments are due based on a 30-year amortization schedule.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

March 31, 2005

Property Name	MSA Description	Year Acquired	Total Investment	GLA	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)			(in thousands)
East Region

Washington Metropolitan Area
Plaza del Mercado	Washington, DC-MD-VA	2004	20,730	96,000	96%	13,325	25,000	Giant Food	CVS

Total Washington Metropolitan Area			20,730	96,000	96%
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	16,222	123,000	100%	10,500	63,000	Shaw’s Supermarket	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	21,613	117,000	99%	11,000	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,424	130,000	98%	12,400	38,000	Foodmaster	Marshalls

	Total New England		60,259	370,000	99%
	Total East Region		80,989	466,000	98%

Total			80,989	466,000	98%	47,225

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus interest expense, income taxes, depreciation and amortization; adjusted for gain or loss on sale of assets, impairment provisions, and gains on sale of real estate. Adjusted EBITDA is presented because we believe that it provides useful information to investors regarding our ability to service debt and because it approximates a key covenant in material notes. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of EBITDA, to net income for the three months ended March 31, 2005 and 2004 is as follows:

	For the Three Months Ended March 31,
	(in thousands)
	2005	2004
Net income	$23,997	$17,246
Depreciation and amortization	22,595	20,622
Interest expense	22,063	21,319
Other interest income	(392)	(362)

EBITDA	68,263	58,825
(Gain) on sale of real estate	(4,282)	(57)

Adjusted EBITDA	$63,981	$58,768

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and before extraordinary items less gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant improvements and incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.